Gap Inc. Fiscal 2022 Katrina O’Connell CHIEF FINANCIAL OFFICER Sonia Syngal CHIEF EXECUTIVE OFFICER FIRST QUARTER EARNINGS RESULTS

Forward Looking Statements / Non-GAAP Financial Measures FORWARD LOOKING STATEMENTS This conference call and webcast contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements. Forward-looking statements include statements identified as such in our May 26, 2022 press release. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause our actual results to differ materially from those in the forward-looking statements. Additional information regarding factors that could cause results to differ can be found in the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2022, as well as the Company’s subsequent filings with the Securities and Exchange Commission. These forward-looking statements are based on information as of May 26, 2022. We assume no obligation to publicly update or revise our forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. SEC REGULATION G This presentation includes the non-GAAP measures adjusted operating expenses, adjusted operating income (loss), adjusted net income (loss), and adjusted diluted earnings per share as well as adjusted expected diluted earnings per share, and adjusted expected operating margin. The description and reconciliation of these measures from the most directly comparable GAAP measure is included in our May 26, 2022 earnings press release, which is available on investors.gapinc.com.

• Net sales of $3.5 billion, down 13% y/y; comparable sales down 14%. • Net sales negatively impacted by ~5 pts of headwind related to lapping the benefit of stimulus last year and ~3 pts from divestitures, store closures, and EU partnerships • Gross margin of 31.5%, down 930 bps y/y inclusive of ~480 bps of incremental transitory air freight costs • Driven primarily by higher discounting at Old Navy and inflationary commodity price increases, partially offset by the benefit of lower discounting at Banana Republic • Operating margin of -5.7%, inclusive of ~480 bps of incremental transitory air freight costs • Driven primarily by gross margin deleverage as well as SG&A deleverage on the lower sales volumes • Reported diluted loss per share of $0.44, inclusive of approx. $0.34 of incremental transitory air freight costs Q1 2022 Financial Highlights

Q1 2022 (1) Q1 2021 Q1 2022 vs. Q1 2021 Net Sales $3,477 $3,991 (13%) Comparable Sales (14%) +28% Gross Profit % of Sales $1,096 31.5% $1,630 40.8% (33%) (930 bps) Merchandise Margin B/(W) ROD % of Sales B/(W) (760 bps) (170 bps) Operating Expenses % of Sales $1,293 37.2% $1,390 34.8% (7%) +240 bps Operating Income (Loss) % of Sales ($197) (5.7%) $240 6.0% n/a (1170 bps) Net Income (Loss) Diluted EPS ($162) ($0.44) $166 $0.43 n/a ($0.87) Q1 2022 P&L Summary (REPORTED) ($ Millions) UNAUDITED Update format of slide to include photo (1) Includes approximately $170 million, or 480 basis points, of incremental transitory air freight costs.

Q1 2022 (1) Q1 2021 Q1 2022 vs. Q1 2021 Net Sales $3,477 $3,991 (13%) Comparable Sales (14%) +28% Gross Profit % of Sales $1,096 31.5% $1,630 40.8% (33%) (930 bps) Merchandise Margin B/(W) ROD % of Sales B/(W) (760 bps) (170 bps) Operating Expenses % of Sales $1,293 37.2% $1,334 (2) 33.4% (2) (3%) +380 bps Operating Income (Loss) % of Sales ($197) (5.7%) $296 (2) 7.4% (2) n/a (1310 bps) Net Income (Loss) Diluted EPS ($162) ($0.44) $186 (2) $0.48 (2) n/a ($0.92) Q1 2022 P&L Summary ($ Millions) UNAUDITED Update format of slide to include photo (1) Includes approximately $170 million, or 480 basis points, of incremental transitory air freight costs. (2) The description and reconciliation of these measures from their nearest GAAP measure is included in our May 26, 2022 earnings press release, which is available on investors.gapinc.com. (vs. 2021 ADJUSTED)

+4%(19%) Q1 2022 Net Sales Growth +24%(11%)(13%)

Q1 2022 Comparable Sales (22%) +27%(11%)(14%) (7%) NORTH AMERICA COMP: (11%)

Q1 2022 Fiscal 2022 Outlook AS OF MAY 26, 2022 Reported Diluted Earnings per Share $0.40 to $0.70 Adjusted Diluted Earnings per Share (1) $0.30 to $0.60 Net Sales Growth Down low to mid-single digits Gross Margin 36.5% to 37.5% Reported Operating Margin 1.8% to 2.8% Adjusted Operating Margin (1) 1.5% to 2.5% Net Interest Expense About $80 million Effective Tax Rate About 27% Capital Expenditures About $700 million (1) Excludes a net benefit expected from international initiatives.

Power Plan 2023 Power of our Brands Grow purpose-led, billion-dollar lifestyle brands Power of our Platform Leverage our omni capabilities and scaled operations, and extend our engineered approach to cost and growth Power of our Portfolio Extend customer reach across every age, body and occasion through our collective power

ENDURING CUSTOMER RELATIONSHIPS PRODUCT LOVE TEAM & VALUESBRAND POWER LEAN & ADVANTAGED OPERATIONS Gap Inc. has the Power to Deliver Our Strategy OMNI-EXPERIENCE

We grow purpose-led, billion-dollar lifestyle brands The Power Of She Designed For Adventures Near & Far Modern American Optimism We Believe In The Democracy Of Style

55+ MILLION members of our integrated loyalty program (1) Spend 2X more annually (2) 3X more likely to shop across channels (2) 2X more likely to shop multiple brands (2) (1) Includes credit card holders. (2) Based on rolling 12-month data as of April 30, 2022. Improving Value by Turning Customers into Lifetime Loyalists

We have Omni-Strength in North America CHANNEL REGION • Less than 20% of revenue generated from indoor malls • Over 90% of net sales generated in North America and partnering to amplify our reach internationally ■ Old Navy 53% ■ Gap 23% ■ Banana Republic 14% ■ Athleta 10% ■ U.S. 85% ■ Canada 8% ■ Asia 4% ■ Europe 2% ■ Other 1% BRAND ■ Strip & Lifestyle Centers 40%(1) ■ Online 39% ■ Indoor Mall 17% ■ Street 4% Note: All data based on Q1 2022 net sales. (1) Includes Open Air Malls and Outlet Centers.

Rationalizing our North America Fleet • Expect to complete ~85% of the ~350 N.A. Gap and Banana Republic planned store closures by the end of FY22 121 6 966 ~866 2019 2021 2023E NORTH AMERICA STORE COUNT Banana Republic Gap

Commitment to Environmental, Social & Governance Performance

ENVIRONMENT

92%
fabrics with PFC-based finishes successfully converted or exited

Leading
Textile Material Change Index Leading is the highest level reserved for companies pioneering industry transformation

92%
cotton sourced from more sustainable sources for Spring '22 products

SOCIAL

10K+
jobs provided to the next generation of leaders through This Way ONward; more than halfway to the goal of 20K jobs by 2025

1.5M+
people have improved access to drinking water through USAID and Gap Inc. Women + Water Alliance (1)

1M+
women and girls reached through P.A.C.E. program

GOVERNANCE

6 of 11
Directors are women

Annual ESG Report
Released April '22 with SASB, GRI, and TCFD-aligned disclosures

Regular Board Oversight
from its Governance and Sustainability Committee

(1) Includes: supporting communities to develop village action plans for water security, to assist government in its planning, financing and maintenance of piped water services; and catalyzing microloans for water piped connections, water handpumps, water storage, rainwater collection structures, water filters and toilets.